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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 33-13278, 33-58340, 33-50395, 33-51615, 33-65301, 333-15089,
333-15089-01 through -04, 333-32909, Form S-4 Nos. 333-22733, 333-22733-01 and
Form S-8 Nos. 333-12181, 333-19963, 333-57427 and 333-74999) of our report dated
January 31, 2001, with respect to the consolidated balance sheet of Bankers Trust Corporation and Subsidiaries (a wholly owned indirect subsidiary of Deutsche Bank AG) as of December 31, 2000 and 1999, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 Annual Report on Form 10-K of Bankers Trust Corporation.


                                                             /S/ KPMG LLP
                                                                 --------
                                                                 KPMG LLP

New York, New York
March 30, 2001


                               Bankers Trust Corporation and its Subsidiaries 83